                                                                     EXHIBIT 2.2


                          AMENDMENT TO MERGER AGREEMENT

         This AMENDMENT TO MERGER AGREEMENT("Amendment") dated as of October 26, 1998, is made by and among 2CONNECT EXPRESS, INC., a Florida corporation ("2Connect"), 2CONNECT ACQUISITION CORP., a Florida corporation ("Acquisition"), and BOBBY ALLISON CELLULAR SYSTEMS OF FLORIDA, INC., a Florida corporation (the "Company"), and all of the shareholders of the Company(collectively, the "Shareholders")and amends certain provisions of that certain Merger Agreement dated May 1, 1998 by and among the foregoing parties.

                               W I T N E S S E T H

         WHEREAS, 2Connect, Acquisition, the Company and the Shareholders entered into that certain Merger Agreement dated May 1, 1998 ("Merger Agreement") which generally provides that the Company will be merged ("Merger") into Acquisition, a wholly-owned subsidiary of 2Connect; and

         WHEREAS, since the execution of the Merger Agreement, the parties have determined that certain conditions precedent to the Merger contained in the Merger Agreement will not be satisfied and the parties have agreed to amend the Merger Agreement subject to the conditions contained herein to amend and or eliminate such conditions precedent such that the Merger Agreement shall again be enforceable upon its terms; and

         WHEREAS, the exchange ratio of the Merger Agreement must be amended to address certain changes regarding the treatment of the existing shareholders of 2Connect in the bankruptcy proceedings in the United States Bankruptcy Court for the Southern District of Florida in connection with Case No. 98-20169-BKC-RBR resulting (i) in the elimination of all pre-petition Equity Securities (as defined in the Sterne Agee Agreement defined below) and securities convertible into Equity Securities of 2Connect and (ii) the issuance of all post-petition Equity Securities to Sterne, Agee & Leach, Inc., a Delaware corporation ("Sterne Agee"), in connection with that certain Agreement by and among Sterne Agee, 2Connect, James S. Holbrook, Jr., Craig R. Heyward and Gene Woodham dated August 27, 1998 ("Sterne Agee Agreement").

         NOW, THEREFORE, in consideration of the above and the mutual representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, the parties hereto, intending to be legally bound, agree as follows:

      1. Subsection A of the preliminary statements shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                  A. 2Connect intends to submit a Plan of Reorganization (the "Plan") to the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court") in connection with the Case Number 98-20169-BKC-RBR (the "Bankruptcy Case").

      2. Section 1.03(a)(i) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                        (i) At the Effective Time, by virtue of the Merger, and without any action on the part of the parties hereto, all of the shares of the Company's common stock, par value $.10 per share ("Company Common Stock"), owned by the Shareholders immediately prior to the Effective Time shall be converted into the right to receive three-hundred fifty thousand (350,000) shares of Common Stock of 2Connect.

      3. Section 1.03(a)(ii) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                        (ii) At the Effective Time, by virtue of the Merger, and without any action on the part of the parties hereto, each share of the Company Series A Preferred Stock and the Company Series B Preferred Stock (each as defined in Section 1.05(b) of the Merger Agreement as amended by this Amendment and collectively referred to as the "Company Preferred Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of 2Connect's Series A Preferred Stock or 2Connect's Series B Preferred Stock (each as defined in Section 1.05(d) of the Merger Agreement as amended by this Amendment), respectively.

      4. Section 1.03(a)(iii) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                        (iii) After the Effective Time, no share of Company
                              Common Stock or Company Preferred Stock shall be deemed to be outstanding, and each share of the Company Common Stock and Company Preferred Stock and any options or warrants or other securities convertible or exchangeable for shares of Company Common Stock or Company Preferred Stock shall automatically be canceled and retired and shall cease to exist, and each holder of any such securities of the Company shall cease to have any rights with respect thereto, except the right to receive the Common Stock of 2Connect as stated in subsection 1.03(a)(i), the right to receive 2Connect Series A Preferred Stock and 2Connect Series B Preferred Stock pursuant to subsection 1.03(a)(ii) and the right to receive the Shareholder Debentures pursuant to subsection 1.03(a)(v).

      5. The Merger Agreement shall be amended by adding the following language to the Merger Agreement as Section 1.03(a)(v) of the Merger
            Agreement:

                        (v) At the Effective Time, by virtue of the Merger, and without any action on the part of the parties hereto, the Shareholders shall be issued debentures of 2Connect ("Shareholder Debentures") in the aggregate principal amount of $250,000, $125,000 of principal amount to each Shareholder, which Shareholder Debentures shall be on terms acceptable to 2Connect but shall, at a minimum contain the following terms: (A) amortized over three (3) years at an annual simple interest of 7.5% with principal and accrued interest on the outstanding balance payable in quarterly installments and (B) redeemable in whole or in part at anytime by 2Connect.


      6. Section 1.05(a) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                  (a) As of the Effective Date and pursuant to the Sterne Agee Agreement and the Plan, Sterne Agee shall be issued 30,000 shares of Common Stock which shall constitute one hundred percent (100%) of the equity of 2Connect at such time. Also, on or before the Effective Time, 2Connect shall have issued 100,000 shares of Common Stock to a trust with The Trust Company of Sterne, Agee & Leach, Inc. for the benefit of certain holders of Common Stock of 2Connect to be determined by Sterne Agee.

      7. Section 1.05(b) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                  (b) Prior to the Effective Time and as soon as practicable after the execution of this Amendment, the Company shall take all actions necessary to recapitalize the Company in the following manner, any part or all of which may be waived at the sole discretion of 2Connect, and, upon such waiver by 2Connect, the Merger Agreement shall be binding without regard to this provision upon such time as the Company no longer has a negative equity:

                        (i) Convert at least three (3) of the four (4) $125,000 One Hundred Twenty Five Thousand Dollars 1-Year 15 Percent Convertible Unsecured Debenture Notes due April 23, 1997 as extended, June 30, 1997 as extended, September 24, 1997 as extended and October 24, 1997 as extended, respectively ("Company Working Capital Debentures"), into Series A Preferred Stock of the Company, par value $1.00 per share ("Company Series A Preferred Stock"), each with a face value or purchase price of $25,000 and convertible into forty-seven (47) shares of Company Common Stock commencing June 30, 1999.

                        (ii) Converted each of (A) the Series A 7.5% Convertible Subordinated Debentures of the Company, as amended ("Series A Debentures"), (B) the Promissory Note of the Company to The Sterne Agee Investors No. 3, an affiliate of Sterne Agee, dated February 27, 1998 in the principal amount of $200,000 ("Sterne Agee Note") and (C) the two promissory notes of the Company, one to each of the Shareholders, in the aggregate principal amount of $150,000 ("Shareholder Notes") into Series B Preferred Stock of the Company, par value $1.00 per share ("Company Series B Preferred Stock"), each with a face value or purchase price of $25,000 and convertible into forty-seven (47) shares of Company Common Stock commencing June 30, 1999.

                        (iii) Based upon the capitalization of the Company as of
                              the date of the execution of this Amendment, the above recapitalization will result in the Company having the following capital structure excluding debt to AT&T Wireless Services and Southern Commerce Bank: (A) 4,000 shares of Company Common Stock issued and outstanding and owned by the Shareholders, (B) twenty (20) shares of Company Series A Preferred Stock convertible into nine-hundred forty (940) shares of Company Common Stock commencing June 30, 1999 and (C) thirty-eight

                              (38) shares of Company Series B Preferred Stock convertible into one thousand seven hundred eighty-six (1,786) shares of Company Common Stock commencing June 30, 1999. Any additional Series A Debentures issued after the execution of this Amendment shall also be converted to Company Series B Preferred Stock at the time of the recapitalization referred to herein.

      8. As a consequence of paragraph 7 above, the definition of "Voting Stock" is eliminated and consequently all references in the Merger Agreement to the capitalized term Voting Stock shall refer to the term Common Stock.

      9. Section 1.05(d) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

            (d) Prior to the Effective Time and as soon as practical after the execution of this Amendment and the Effective Date, 2Connect shall take all action to amend the Articles of Incorporation of 2Connect as follows:

                  (i) Establish Series A Preferred Stock, par value $1.00 per share, of 2Connect ("2Connect Series A Preferred Stock") with a face value or purchase price per share of $25,000.

                  (ii) Establish Series B Preferred Stock par value $1.00 per share, of 2Connect ("2Connect Series B Preferred Stock") with a face value or purchase price per share of $25,000.

                  (iii) Each of the 2Connect Series A Preferred Stock and the
                        2Connect Series B Preferred Stock shall have the following terms and obligations (A) a cumulative annual preferred dividend of 7.5% payable semi-annual commencing one hundred eighty (180) days following issuance, (B) callable by the Company at anytime, in whole or in part by lot, (C) mandatory redemption at par value five (5) years after issuance, (D) convertible into four thousand one hundred sixty-six (4,166) shares of Common Stock of 2Connect, (E) a majority of the 2Connect Series B Preferred Stock shall have the right to appoint 1/3 of the members of the Board of Directors of 2Connect, (F) shall be generally non-voting except that 2Connect shall not issue any preferred stock or debentures or incur any debt superior to the 2Connect Series A Debentures without the affirmative consent of the holders of a majority of each of the 2Connect Series A Preferred Stock and the 2Connect Series B Preferred Stock and further 2Connect shall not issue 2Connect Series A Preferred Stock without the affirmative consent of the holders of a majority of the 2Connect Series B Preferred Stock, (G) upon any default in the payment of any dividends or any other of 2Connect's obligations to the holders of 2Connect Series A Preferred Stock or 2Connect Series B Preferred Stock, the 2Connect Series A Preferred Stock or the 2Connect Series B Preferred Stock, as the case may be, shall immediately convert from limited voting to fully voting as if converted into Common Stock of 2Connect, (H) contain standard anti-dilution provisions regarding conversion to Common Stock of 2Connect, (I) the 2Connect Series B Preferred Stock shall be subordinated in right upon any liquidation to the 2Connect Series A Preferred Stock and each of the 2Connect Series A Preferred Stock and the 2Connect Series B Preferred Stock shall be superior in right upon any liquidation to the Shareholder Debentures and (J) all proceeds from the sale of Series B Preferred Stock will be used in the same manner as the Series A Debentures.

      10. Section 1.05(e) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

            (e) Immediately after the Effective Time, the Board of Directors of 2Connect will consist of three (3) directors, two (2) of whom shall be the Shareholders, and one of whom shall be James
                  S. Holbrook, Jr. or such other designee of Sterne, Agee & Leach, Inc. (the "SAL Director"). To effect this result, each of Craig R. Heyward, F. Eugene Woodham and Marc D. Fishman shall resign from the Board of Directors effective either on or before the Effective Time, and James S. Holbrook, Jr., as the sole remaining director shall resolve that the Board shall consist of three (3) directors and shall appoint each of the Shareholders to fill the two (2) vacancies on the Board of Directors. Also, the Board of Directors shall appoint each of the Shareholders to their respective offices in accordance with the employment agreements attached as Exhibit C and Exhibit D of the Merger Agreement.

      11. Section 2.02(i) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                  (i)   [INTENTIONALLY DELETED]

      12. Section 2.03(ii) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                  (ii)  [INTENTIONALLY DELETED]

      13. Section 2.04 of the Merger Agreement shall be amended by changing the date contained therein from "_______, 1998" to June 30, 1999.

      14. Section 7.01(d) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

            (d)   [INTENTIONALLY DELETED]

      15. Section 7.02(g) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

            (g)   [INTENTIONALLY DELETED]

      16. Section 7.02(h) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

            (h)   [INTENTIONALLY DELETED]

      17. Section 7.03(f) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

            (f) The Company shall have completed the transactions contemplated in Section 1.05(b) of the Merger Agreement as amended by this Amendment and 2Connect shall have completed the transactions in Section 1.05(d) of the Merger Agreement as amended by this Amendment.

      18. Section 7.03(g) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

            (g) The Company shall have provided to 2Connect the Company's Financial Statements which shall have been audited by the Company's independent certified public accountants and accompanied by report of such certified public accountants. All costs related to such audit, regardless of whether or not the Merger is consummated, shall be paid from the proceeds received by the Company pursuant to the Series A Debentures.

      19. Section 7.03(l) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

            (l) With respect to each of the debt obligations of the Company to AT&T Wireless Services and Southern Commerce Bank, approximately $280,000 to AT&T and approximately $376,000 to Southern Commerce Bank, the Company shall have received either
                  (i) a written consent to the Merger as required by those certain respective agreements representing the debt obligations of the Company to AT&T Wireless Services and Southern Commerce Bank, (ii) a relinquishment of the debt obligations or (iii) a commitment letter from a new lender to refinance the debt.


      20. Section 10.05 of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                  Section 10.05 [INTENTIONALLY DELETED]

      21. Section 10.06 of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                  Section 10.06 [INTENTIONALLY DELETED]

      22. Section 10.07 of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                  Section 10.07 [INTENTIONALLY DELETED]

      23. Section 10.08 of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                  Section 10.08 REGISTRATION OF CAPITAL STOCK OF 2CONNECT. After the Closing Date, 2Connect shall, as soon as reasonably practical in the course of its business, use reasonable commercial efforts to offer to the holders of the Common Stock of 2Connect, the holders of the 2Connect Series A Preferred Stock and the holders of the 2Connect Series B Preferred Stock, securities of 2Connect in such form deemed appropriate by 2Connect which have been registered with the U. S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and applicable states securities commission, if required, or otherwise cause such holders to have freely tradeable securities. Registration may be conducted by any available means including, but not limited to, exchange of the Common Stock of 2Connect, the 2Connect Series A Preferred Stock and the 2Connect Preferred B Stock for registered securities in a recapitalization conducted under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

      24. Section 11.02 of the Merger Agreement shall be amended by replacing Kelley Drye & Warren, LLP, therein with and changing the address of 2Connect to Burr & Forman LLP, 3100 SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama 35203, Telecopy: (205) 458-5100.

      25.   Article XIII of the Merger Agreement shall be amended by deleting
            Article XIII in its entirety and inserting in lieu thereof as follows:

                                  ARTICLE XIII

            The Bankruptcy Court shall have entered the order confirming the Amended Plan of Reorganization (as and as hereinafter defined in the Sterne Agee Agreement), a copy of which is attached hereto as
            Schedule XIII.

      26. Exhibit B of the Merger Agreement shall be amended by adding the following language to the Exhibit for purposes of Section 1.03(c):

                  o The directors shall be James S. Holbrook, Jr., Robert L. McGinnis and James L. Ralph.

                  o   The officers shall be as follows:

                      Robert L. McGinnis - President and Chairman of the Board James L. Ralph - Vice-President, Secretary and Treasurer.

      27. Exhibit E of the Merger Agreement shall be amended by deleting Exhibit E in its entirety.

      28. Except as herein modified and/or supplemented, all provisions of the Merger Agreement shall remain in full force and effect.

      29. This Agreement may be executed in two or more counterparts, each of which may be an original but all of which together shall be deemed one instrument.

      30. All capitalized terms not otherwise defined in this Agreement shall have the same meaning as such terms in the Merger Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereto duly authorized all as of the day and year first above written.


                                        2CONNECT EXPRESS, INC.



                                        By: /s/ James S. Holbrook, Jr.
                                           ------------------------------------
                                           James S. Holbrook, Jr.
                                           Chairman and Chief Executive Officer
ATTEST:


/s/ F. Eugene Woodham
-----------------------------------
Secretary

[CORPORATE SEAL]


                                        2CONNECT ACQUISITION CORP.



                                        By: /s/ James S. Holbrook, Jr.
                                           ------------------------------------
                                           James S. Holbrook, Jr.
                                           Chairman and Chief Executive Officer

ATTEST:



/s/ F. Eugene Woodham
-----------------------------------
Secretary

[CORPORATE SEAL]

                                       BOBBY ALLISON CELLULAR SYSTEMS
                                       OF FLORIDA, INC.


                                       By: /s/ Robert L. McGinnis,
                                           ------------------------------------
                                           Robert L. McGinnis,
                                           Chief Executive Officer



                                       By: /s/ James L. Ralph
                                           ------------------------------------
                                           James L. Ralph, President




ATTEST:


/s/
-----------------------------------
Secretary

[CORPORATE SEAL]



                                           /s/ Robert L. McGinnis
                                           ------------------------------------
                                           Robert L. McGinnis, Shareholder



                                            /s/ James L. Ralph
                                           ------------------------------------
                                           James L. Ralph, Shareholder

                          AMENDMENT TO MERGER AGREEMENT

         This AMENDMENT TO MERGER AGREEMENT("Amendment") dated as of October 26, 1998, is made by and among 2CONNECT EXPRESS, INC., a Florida corporation ("2Connect"), 2CONNECT ACQUISITION CORP., a Florida corporation ("Acquisition"), and BOBBY ALLISON CELLULAR SYSTEMS OF FLORIDA, INC., a Florida corporation (the "Company"), and all of the shareholders of the Company(collectively, the "Shareholders") and amends certain provisions of that certain Merger Agreement dated May 1, 1998 by and among the foregoing parties.

                               W I T N E S S E T H

         WHEREAS, 2Connect, Acquisition, the Company and the Shareholders entered into that certain Merger Agreement dated May 1, 1998 ("Merger Agreement") which generally provides that the Company will be merged ("Merger") into Acquisition, a wholly-owned subsidiary of 2Connect; and

         WHEREAS, since the execution of the Merger Agreement, the parties have determined that certain conditions precedent to the Merger contained in the Merger Agreement will not be satisfied and the parties have agreed to amend the Merger Agreement subject to the conditions contained herein to amend and or eliminate such conditions precedent such that the Merger Agreement shall again be enforceable upon its terms; and

         WHEREAS, the exchange ratio of the Merger Agreement must be amended to address certain changes regarding the treatment of the existing shareholders of 2Connect in the bankruptcy proceedings in the United States Bankruptcy Court for the Southern District of Florida in connection with Case No. 98-20169-BKC-RBR resulting (i) in the elimination of all pre-petition Equity Securities (as defined in the Sterne Agee Agreement defined below) and securities convertible into Equity Securities of 2Connect and (ii) the issuance of all post-petition Equity Securities to Sterne, Agee & Leach, Inc., a Delaware corporation ("Sterne Agee"), in connection with that certain Agreement by and among Sterne Agee, 2Connect, James S. Holbrook, Jr., Craig R. Heyward and Gene Woodham dated August 27, 1998 ("Sterne Agee Agreement").

         NOW, THEREFORE, in consideration of the above and the mutual representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, the parties hereto, intending to be legally bound, agree as follows:

1. Subsection A of the preliminary statements shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                  A. 2Connect intends to submit a Plan of Reorganization (the "Plan") to the United States Bankruptcy Court for the Southern District of Florida (the "Bankruptcy Court") in connection with the Case Number 98-20169-BKC-RBR (the "Bankruptcy Case").

2. Section 1.03(a)(i) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                                            (i) At the Effective Time, by virtue
                                    of the Merger, and without any action on the part of the parties hereto, all of the shares of the Company's common stock, par value $.10 per share ("Company Common Stock"), owned by the Shareholders immediately prior to the Effective Time shall be converted into the right to receive three-hundred fifty thousand (350,000) shares of Common Stock of 2Connect.

3. Section 1.03(a)(ii) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           (ii) At the Effective Time, by virtue of the Merger, and without any action on the part of the parties hereto, each share of the Company Series A Preferred Stock and the Company Series B Preferred Stock (each as defined in Section 1.05(b) of the Merger Agreement as amended by this Amendment and collectively referred to as the "Company Preferred Stock"), issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one share of 2Connect's Series A Preferred Stock or 2Connect's Series B Preferred Stock (each as defined in Section 1.05(d) of the Merger Agreement as amended by this Amendment), respectively.

4. Section 1.03(a)(iii) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           (iii) After the Effective Time, no share of Company Common Stock or Company Preferred Stock shall be deemed to be outstanding, and each share of the Company Common Stock and Company Preferred Stock and any options or warrants or other securities convertible or exchangeable for shares of Company Common Stock or Company Preferred Stock shall automatically be canceled and retired and shall cease to exist, and each holder of any such securities of the Company shall cease to have any rights with respect thereto, except the right to receive the Common Stock of 2Connect as stated in subsection 1.03(a)(i), the right to receive 2Connect Series A Preferred Stock and 2Connect Series B Preferred Stock pursuant to subsection 1.03(a)(ii) and the right to receive the Shareholder Debentures pursuant to subsection 1.03(a)(v).

5. The Merger Agreement shall be amended by adding the following language to the Merger Agreement as Section 1.03(a)(v) of the Merger Agreement:

                           (v) At the Effective Time, by virtue of the Merger, and without any action on the part of the parties hereto, the Shareholders shall be issued debentures of 2Connect ("Shareholder Debentures") in the aggregate principal amount of $250,000, $125,000 of principal amount to each Shareholder, which Shareholder Debentures shall be on terms acceptable to 2Connect but shall, at a minimum contain the following terms: (A) amortized over three (3) years at an annual simple interest of 7.5% with principal and accrued interest on the outstanding balance payable in quarterly installments and (B) redeemable in whole or in part at anytime by 2Connect.


6. Section 1.05(a) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           (a) As of the Effective Date and pursuant to the Sterne Agee Agreement and the Plan, Sterne Agee shall be issued 30,000 shares of Common Stock which shall constitute one hundred percent (100%) of the equity of 2Connect at such time. Also, on or before the Effective Time, 2Connect shall have issued 100,000 shares of Common Stock to a trust with The Trust Company of Sterne, Agee & Leach, Inc. for the benefit of certain holders of Common Stock of 2Connect to be determined by Sterne Agee.

7. Section 1.05(b) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           (b) Prior to the Effective Time and as soon as practicable after the execution of this Amendment, the Company shall take all actions necessary to recapitalize the Company in the following manner, any part or all of which may be waived at the sole discretion of 2Connect, and, upon such waiver by 2Connect, the Merger Agreement shall be binding without regard to this provision upon such time as the Company no longer has a negative equity:

                                    (i)     Convert at least three (3) of the
                                            four (4) $125,000 One Hundred Twenty
                                            Five Thousand Dollars 1-Year 15
                                            Percent Convertible Unsecured
                                            Debenture Notes due April 23, 1997
                                            as extended, June 30, 1997 as
                                            extended, September 24, 1997 as
                                            extended and October 24, 1997 as
                                            extended, respectively ("Company
                                            Working Capital Debentures"), into
                                            Series A Preferred Stock of the
                                            Company, par value $1.00 per share
                                            ("Company Series A Preferred
                                            Stock"), each with a face value or
                                            purchase price of $25,000 and
                                            convertible into forty-seven (47)
                                            shares of Company Common Stock
                                            commencing June 30, 1999.

                                    (ii)    Converted each of (A) the Series A
                                            7.5% Convertible Subordinated
                                            Debentures of the Company, as
                                            amended ("Series A Debentures"), (B)
                                            the Promissory Note of the Company
                                            to The Sterne Agee Investors No. 3,
                                            an affiliate of Sterne Agee, dated
                                            February 27, 1998 in the principal
                                            amount of $200,000 ("Sterne Agee
                                            Note") and (C) the two promissory
                                            notes of the Company, one to each of
                                            the Shareholders, in the aggregate
                                            principal amount of $150,000
                                            ("Shareholder Notes") into Series B
                                            Preferred Stock of the Company, par
                                            value $1.00 per share ("Company
                                            Series B Preferred Stock"), each
                                            with a face value or purchase price
                                            of $25,000 and convertible into
                                            forty-seven (47) shares of Company
                                            Common Stock commencing June 30,
                                            1999.

                                    (iii)   Based upon the capitalization of the
                                            Company as of the date of the
                                            execution of this Amendment, the
                                            above recapitalization will result
                                            in the Company having the following
                                            capital structure excluding debt to
                                            AT&T Wireless Services and Southern
                                            Commerce Bank: (A) 4,000 shares of
                                            Company Common Stock issued and
                                            outstanding and owned by the
                                            Shareholders, (B) twenty (20) shares
                                            of Company Series A Preferred Stock
                                            convertible into nine-hundred forty
                                            (940) shares of Company Common Stock
                                            commencing June 30, 1999 and (C)
                                            thirty-eight

                                            (38) shares of Company Series B
                                            Preferred Stock convertible into one
                                            thousand seven hundred eighty-six
                                            (1,786) shares of Company Common
                                            Stock commencing June 30, 1999. Any
                                            additional Series A Debentures
                                            issued after the execution of this
                                            Amendment shall also be converted to
                                            Company Series B Preferred Stock at
                                            the time of the recapitalization
                                            referred to herein.

8. As a consequence of paragraph 7 above, the definition of "Voting Stock" is eliminated and consequently all references in the Merger Agreement to the capitalized term Voting Stock shall refer to the term Common Stock.

9. Section 1.05(d) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           (d) Prior to the Effective Time and as soon as practical after the execution of this Amendment and the Effective Date, 2Connect shall take all action to amend the Articles of Incorporation of 2Connect as follows:

                                    (i)     Establish Series A Preferred Stock,
                                            par value $1.00 per share, of
                                            2Connect ("2Connect Series A
                                            Preferred Stock") with a face value
                                            or purchase price per share of
                                            $25,000.

                                    (ii)    Establish Series B Preferred Stock
                                            par value $1.00 per share, of
                                            2Connect ("2Connect Series B
                                            Preferred Stock") with a face value
                                            or purchase price per share of
                                            $25,000.

                                    (iii)   Each of the 2Connect Series A
                                            Preferred Stock and the 2Connect
                                            Series B Preferred Stock shall have
                                            the following terms and obligations
                                            (A) a cumulative annual preferred
                                            dividend of 7.5% payable semi-annual
                                            commencing one hundred eighty (180)
                                            days following issuance, (B)
                                            callable by the Company at anytime,
                                            in whole or in part by lot, (C)
                                            mandatory redemption at par value
                                            five (5) years after issuance, (D)
                                            convertible into four thousand one
                                            hundred sixty-six (4,166) shares of
                                            Common Stock of 2Connect, (E) a
                                            majority of the 2Connect Series B
                                            Preferred Stock shall have the right
                                            to appoint 1/3 of the members of the
                                            Board of Directors of 2Connect, (F)
                                            shall be generally non-voting except
                                            that 2Connect shall not issue any
                                            preferred stock or debentures or
                                            incur any debt superior to the
                                            2Connect Series A Debentures without
                                            the affirmative consent of the
                                            holders of a majority of each of the
                                            2Connect Series A Preferred Stock
                                            and the 2Connect Series B Preferred
                                            Stock and further 2Connect shall not
                                            issue 2Connect Series A Preferred
                                            Stock without the affirmative
                                            consent of the holders of a majority
                                            of the 2Connect Series B Preferred
                                            Stock, (G) upon any default in the
                                            payment of any dividends or any
                                            other of 2Connect's obligations to
                                            the holders of 2Connect Series A
                                            Preferred Stock or 2Connect Series B
                                            Preferred Stock, the 2Connect Series
                                            A Preferred Stock or the 2Connect
                                            Series B Preferred Stock, as the
                                            case may be, shall immediately
                                            convert from limited voting
                                            to fully voting as if converted into
                                            Common Stock of 2Connect, (H)
                                            contain standard anti-dilution
                                            provisions regarding conversion to
                                            Common Stock of 2Connect, (I) the
                                            2Connect Series B Preferred Stock
                                            shall be subordinated in right upon
                                            any liquidation to the 2Connect
                                            Series A Preferred Stock and each of
                                            the 2Connect Series A Preferred
                                            Stock and the 2Connect Series B
                                            Preferred Stock shall be superior in
                                            right upon any liquidation to the
                                            Shareholder Debentures and (J) all
                                            proceeds from the sale of Series B
                                            Preferred Stock will be used in the
                                            same manner as the Series A
                                            Debentures.

10. Section 1.05(e) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           (e) Immediately after the Effective Time, the Board of Directors of 2Connect will consist of three (3) directors, two (2) of whom shall be the Shareholders, and one of whom shall be James S. Holbrook, Jr. or such other designee of Sterne, Agee & Leach, Inc. (the "SAL Director"). To effect this result, each of Craig R. Heyward, F. Eugene Woodham and Marc D. Fishman shall resign from the Board of Directors effective either on or before the Effective Time, and James S. Holbrook, Jr., as the sole remaining director shall resolve that the Board shall consist of three (3) directors and shall appoint each of the Shareholders to fill the two (2) vacancies on the Board of Directors. Also, the Board of Directors shall appoint each of the Shareholders to their respective offices in accordance with the employment agreements attached as Exhibit C and Exhibit D of the Merger Agreement.

11. Section 2.02(i) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           (i)      [INTENTIONALLY DELETED]

12. Section 2.03(ii) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           (ii)     [INTENTIONALLY DELETED]

13. Section 2.04 of the Merger Agreement shall be amended by changing the date contained therein from "_______, 1998" to June 30, 1999.

14. Section 7.01(d) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           (d)      [INTENTIONALLY DELETED]

15. Section 7.02(g) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           (g)      [INTENTIONALLY DELETED]

16. Section 7.02(h) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           (h)      [INTENTIONALLY DELETED]

17. Section 7.03(f) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           (f) The Company shall have completed the transactions contemplated in Section 1.05(b) of the Merger Agreement as amended by this Amendment and 2Connect shall have completed the transactions in Section 1.05(d) of the Merger Agreement as amended by this Amendment.

18. Section 7.03(g) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           (g) The Company shall have provided to 2Connect the Company's Financial Statements which shall have been audited by the Company's independent certified public accountants and accompanied by report of such certified public accountants. All costs related to such audit, regardless of whether or not the Merger is consummated, shall be paid from the proceeds received by the Company pursuant to the Series A Debentures.

19. Section 7.03(l) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           (l) With respect to each of the debt obligations of the Company to AT&T Wireless Services and Southern Commerce Bank, approximately $280,000 to AT&T and approximately $376,000 to Southern Commerce Bank, the Company shall have received either (i) a written consent to the Merger as required by those certain respective agreements representing the debt obligations of the Company to AT&T Wireless Services and Southern Commerce Bank, (ii) a relinquishment of the debt obligations or
                                    (iii) a commitment letter from a new lender to refinance the debt.


20. Section 10.05 of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           Section 10.05  [INTENTIONALLY DELETED]

21. Section 10.06 of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           Section 10.06    [INTENTIONALLY DELETED]

22. Section 10.07 of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           Section 10.07    [INTENTIONALLY DELETED]

23. Section 10.08 of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

                           Section 10.08 REGISTRATION OF CAPITAL STOCK OF 2CONNECT. After the Closing Date, 2Connect shall, as soon as reasonably practical in the course of its business, use reasonable commercial efforts to offer to the holders of the Common Stock of 2Connect, the holders of the 2Connect Series A Preferred Stock and the holders of the 2Connect Series B Preferred Stock, securities of 2Connect in such form deemed appropriate by 2Connect which have been registered with the U. S. Securities and Exchange Commission under the Securities Act of 1933, as amended, and applicable states securities commission, if required, or otherwise cause such holders to have freely tradeable securities. Registration may be conducted by any available means including, but not limited to, exchange of the Common Stock of 2Connect, the 2Connect Series A Preferred Stock and the 2Connect Preferred B Stock for registered securities in a recapitalization conducted under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

24. Section 11.02 of the Merger Agreement shall be amended by replacing Kelley Drye & Warren, LLP, therein with and changing the address of 2Connect to Burr & Forman LLP, 3100 SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama 35203,
                  Telecopy: (205) 458-5100.

25. Article XIII of the Merger Agreement shall be amended by deleting Article XIII in its entirety and inserting in lieu thereof as follows:

                                  ARTICLE XIII

                  The Bankruptcy Court shall have entered the order confirming the Amended Plan of Reorganization (as and as hereinafter defined in the Sterne Agee Agreement), a copy of which is attached hereto as Schedule XIII.

26. Exhibit B of the Merger Agreement shall be amended by adding the following language to the Exhibit for purposes of Section 1.03(c):

                           *  The directors shall be James S. Holbrook,
                              Jr., Robert L. McGinnis and James L. Ralph.

                           *  The officers shall be as follows:

                              Robert L. McGinnis - President and Chairman of the Board

                              James L. Ralph - Vice-President, Secretary and Treasurer.

27. Exhibit E of the Merger Agreement shall be amended by deleting Exhibit E in its entirety.

         28. Except as herein modified and/or supplemented, all provisions of the Merger Agreement shall remain in full force and effect.

         29. This Agreement may be executed in two or more counterparts, each of which may be an original but all of which together shall be deemed one instrument.

         30. All capitalized terms not otherwise defined in this Agreement shall have the same meaning as such terms in the Merger Agreement.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereto duly authorized all as of the day and year first above written.

                                   2CONNECT EXPRESS, INC.

                                   By:
                                      ------------------------------------------
                                      James S. Holbrook, Jr.
                                      Chairman and Chief Executive Officer

ATTEST:


----------------------------------------
Secretary

[CORPORATE SEAL]

                                   2CONNECT ACQUISITION CORP.


                                   By:
                                      ------------------------------------------
                                      James S. Holbrook, Jr.
                                      Chairman and Chief Executive Officer

ATTEST:


----------------------------------------
Secretary

[CORPORATE SEAL]